AMENDMENT NO. 1
TO
BURLINGTON RESOURCES INC.
2005 PERFORMANCE SHARE UNIT PLAN

The Burlington Resources Inc. 2005 Performance Share Unit Plan (the “Plan”) is hereby amended as follows:
1.    Section 2.1(e) of the Plan is amended, effective as of the “Effective Time” as defined in that certain Agreement and Plan of Merger dated as of December 12, 2005 by and among Burlington Resources Inc., ConocoPhillips and Cello Acquisition Corp. (the “Effective Time”), to read as follows:

“(e) Common Stock. The common stock of the Company, par value $.01 per share, or other classes of shares or other securities as may be applicable pursuant to the provisions of Section 5.2 (except as provided in Section 7.3).”

2.    Article 7 of the Plan is amended, effective as of the Effective Time, by adding the following new Section 7.3:

“7.3  Conversion of Company Stock Account. At the “Effective Time” as defined in that certain Agreement and Plan of Merger dated as of December 12, 2005 by and among the Company, ConocoPhillips and Cello Acquisition Corp., the Phantom Stock held in the Company Stock Account and all Performance Share Units shall be converted in accordance with said Agreement and Plan of Merger into phantom shares of common stock of ConocoPhillips, and thereafter the term “Common Stock” for purposes of this Plan shall mean common stock of ConocoPhillips.”

3.    Section 8.13 of the Plan is amended, effective as of January 1, 2005, to read as follows:

“8.13  Compliance with Code Section 409A. It is intended that this Plan comply with Section 409A of the Code and any regulations, guidance and transitional rules issued thereunder, and the Plan shall be interpreted and operated consistently with that intent. If the Compensation Committee shall determine, following the issuance of final regulations, that any provisions of this Plan do not comply with the requirements of Section 409A of the Code, the Compensation Committee shall amend the Plan to the extent (and only to the extent) necessary (including retroactively) in order to preserve compliance with said Section 409A; provided, however, that any such amendment affecting amounts previously deferred under the Plan shall be made in a manner that preserves the economic value of such deferred amounts to the Participant.”